UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2019

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2019 (the “Agreement Date”), Voyager Therapeutics, Inc. (the “Company”) and Genzyme Corporation (“Sanofi Genzyme”) entered into (i) a Termination Agreement (the “Termination Agreement”) to terminate the Collaboration Agreement between Sanofi Genzyme and the Company, dated as of February 11, 2015, as amended to date (the “Collaboration Agreement”), and (ii) an Amended and Restated Option and License Agreement (the “Genzyme License Agreement”) to grant exclusive options to Sanofi Genzyme to obtain intellectual property rights specified therein.  The Termination Agreement and the Genzyme License Agreement, together, govern the parties’ respective rights and obligations with respect to their ongoing relationship related to the development of adeno-associated virus (“AAV”) gene therapies.

Termination Agreement

Under the Collaboration Agreement, the Company and Sanofi Genzyme agreed to collaborate in the development of four programs (the “Split Territory Programs”), which included the Company’s program related to the treatment of Parkinson’s disease (the “Parkinson’s Program”), its program related to the treatment of Friedreich’s ataxia (the “FA Program”), a future program that was to be designated by Sanofi Genzyme (the “Future Program”), and its program related to the treatment of Huntington’s disease (the “HD Program”).  The Company granted Sanofi Genzyme exclusive options to each of the Split Territory Programs outside the United States, as well as an incremental option to co-commercialize certain licensed products relating to the parties’ collaboration with respect to the HD Program in the United States.  In addition, the Company and Sanofi Genzyme agreed to collaborate on a spinal muscular atrophy program (the “SMA Collaboration Program”), which included the Company’s grant of an exclusive option to the SMA Collaboration Program to Sanofi Genzyme, on a worldwide basis. Per the terms of the Collaboration Agreement, Sanofi Genzyme’s option for each of the Split Territory Programs and the SMA Collaboration Program was to be triggered following the completion of the first proof-of-principle human clinical study, on a program-by-program basis. In October 2017, Sanofi Genzyme decided not to exercise its option for the ex-U.S. rights to the Parkinson’s Program.

Pursuant to the Termination Agreement, the Collaboration Agreement is terminated in its entirety, subject to the surviving rights and obligations thereunder. The Termination Agreement effectuates the termination of (i) Sanofi Genzyme’s ex-U.S. option to the HD Program and its option to co-commercialize certain products related to the HD Program in the United States; (ii) Sanofi Genzyme’s ex-U.S. option to the FA Program; (iii) Sanofi Genzyme’s option to the Future Program; and (iv) the SMA Collaboration Program.  Each of the FA Program and HD Program, including the collaborative development conducted by the parties under the Collaboration Agreement (respectively, the “FA Collaboration Program” and the “HD Collaboration Program”), revert to the Company upon the termination of Sanofi Genzyme’s options, and Sanofi Genzyme has agreed to grant to the Company exclusive, sublicenseable, non-transferable, worldwide licenses to Sanofi Genzyme’s interests in intellectual property rights generated under the collaboration with respect to each of those programs.  The SMA Collaboration Program (which, for the avoidance of doubt, includes the collaborative development conducted by the parties under the Collaboration Agreement as well as Sanofi Genzyme’s spinal muscular atrophy program conducted prior to the Collaboration Agreement), reverts to Sanofi Genzyme, and the Company has agreed to grant to Sanofi Genzyme an exclusive, sublicenseable, non-transferable, worldwide license to the Company’s interests in intellectual property rights generated under the SMA Collaboration Program.  Each party has the right to continue the research and development of products relating to those programs which revert to it and to commercialize the products resulting therefrom.

Financial Terms

Under the Termination Agreement, the Company is obligated to pay Sanofi Genzyme $10.0 million within fifteen days of the Agreement Date.  The Company has also agreed to pay Sanofi Genzyme an additional $10.0 million within fifteen days of the first investigational new drug filing for any one product that incorporates certain intellectual property rights developed under, or substantially related to, the HD Collaboration Program (the “Post-Termination HD Products”), and low-single-digit royalties, subject to specified offsets, annually based on worldwide net sales of Post-Termination HD Products. The Company has also agreed to pay Sanofi Genzyme 50% of any income received from sublicensing arrangements related to Post-Termination HD Products in excess of specified thresholds and entered into prior to (x) the filing of an investigational new drug application for a Post-Termination HD Product or (y) the dosing of the first patient in a clinical trial for a Post-Termination HD Product in the United States or certain European countries, respectively, subject to certain limitations.  In addition, the Company has also agreed to pay Sanofi Genzyme a low-double digit percentage of any income received from sublicensing arrangements outside the United States related to products incorporating intellectual property rights developed under, or substantially related to, the FA Collaboration Program (the “Post-Termination FA Products”) that are in excess of a specified threshold and entered into prior to the dosing of the first patient in a clinical trial for a Post-Termination FA Product in the United States or certain European countries, subject to certain limitations.

Termination and Other Terms

The Termination Agreement may be terminated in its entirety for cause at any time upon written notice by either party for an uncured breach of the other party’s obligations under the agreement, following written notice and subject to certain conditions including a cure period specified therein.  Upon a termination by Sanofi Genzyme for cause, all rights and licenses granted to the Company under the Termination Agreement shall immediately terminate and the exclusive license granted by the Company to Sanofi Genzyme relating to the SMA Collaboration Program shall survive such termination.  Upon a termination by the Company for cause, all rights and licenses granted by the Company to Sanofi Genzyme under the Termination Agreement shall immediately terminate, and the licenses granted by Sanofi Genzyme to the Company relating to the FA Collaboration Program and the HD Collaboration Program, as well as the Company’s related financial obligations with respect to such programs, shall survive.

In addition, neither party remains subject to the non-competition restrictions previously applicable to such party under the Collaboration Agreement.

The foregoing description of the terms of the Termination Agreement is qualified in its entirety by reference to the complete text of the Termination Agreement, a copy of which the Company expects to file with the Securities and Exchange Commission (the “SEC”) as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2019.

Amended and Restated Option and License Agreement

On the Agreement Date, the Company and Sanofi Genzyme also entered into the Genzyme License Agreement, which amends and restates that certain Non-Exclusive Option and License Agreement, by and between the Company and Sanofi Genzyme, dated as of February 11, 2015.

Pursuant to the Genzyme License Agreement, the Company has granted to Sanofi Genzyme exclusive options to obtain exclusive licenses (the “License Options”) from the Company for selected AAV capsids owned or controlled by the Company (“Voyager Capsids”) for use solely in designated non-central nervous system indications (the “Specified Indications”).  Each License Option is for one Voyager Capsid for a single Specified Indication, and the Genzyme License Agreement contemplates up to two Specified Indications to be designated thereunder. Upon the exercise by Sanofi Genzyme of a License Option, the Company will grant to Sanofi Genzyme an exclusive, royalty-bearing and sublicensable license to such Voyager Capsid (a “Licensed Capsid”) and rights to use, develop and commercialize products containing such Licensed Capsid for such Specified Indication.  Sanofi Genzyme may exercise both License Options for the same Voyager Capsid for use in two Specified Indications.

Capsid Selection.  The Genzyme License Agreement provides that each of the Company and Sanofi Genzyme will provide to one another written reports as specified therein, summarizing the results of certain research and development activities related to the Voyager Capsids, and certain other information relating to Voyager Capsids, subject to confidentiality obligations and other limitations.  Beginning on the Agreement Date, Sanofi Genzyme has an option to select up to four Voyager Capsids for evaluation in non-human animal studies. Sanofi Genzyme may also select up to two additional Voyager Capsids to evaluate, and has agreed to pay to the Company a low six-figure fee for each additional Voyager Capsid selected, up to a maximum of six Voyager Capsids total under the Genzyme License Agreement.  Upon each selection of a Voyager Capsid for evaluation, the Company will grant to Sanofi Genzyme a non-exclusive, royalty-free, non-transferable, and sublicenseable (to contract research organizations only) license to the selected Voyager Capsid in order to conduct such studies.

Financial Terms

Each time Sanofi Genzyme exercises an option for a Licensed Capsid, Sanofi Genzyme is required to make an option exercise payment of $1.0 million for each Licensed Capsid.

The Company is also entitled to receive potential development and regulatory milestone payments upon the achievement of certain milestone events for products containing Licensed Capsids (“Licensed Products”) of up to an aggregate of $15.0 million per Licensed Product. In addition, for each Specified Indication, Sanofi Genzyme has agreed to pay to the Company a one-time sales milestone payment of $20.0 million if aggregate worldwide net sales for all Licensed Products for such Specified Indication surpass a specified amount.  Sanofi Genzyme has agreed to pay the Company low-to-mid single-digit tiered royalty payments on worldwide net sales of Licensed Products, on a Licensed Product-by-Licensed Product basis during the term prescribed by the Genzyme License Agreement.

Term and Termination

The Genzyme License Agreement will continue in effect until the expiration of the last of certain specified intellectual property rights relating to, or incorporated in, the Licensed Products, on a Licensed Product-by-Licensed Product and country-by-country basis, unless sooner terminated by the Company or Sanofi Genzyme.

The Company and Sanofi Genzyme have customary termination rights, including the right to terminate for an uncured material breach of the Genzyme License Agreement committed by the other party.  Sanofi Genzyme also has the right to terminate for convenience, with respect to the full agreement or on a Licensed Product-by-Licensed Product basis with 30 days prior written notice to the Company, subject to certain restrictive covenants.

The foregoing description of the terms of the Genzyme License Agreement is qualified in its entirety by reference to the complete text of the Genzyme License Agreement, a copy of which the Company expects to file with the SEC as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2019.

Amendment to Collaboration and License Agreement with Neurocrine

On the Agreement Date, the Company also entered into an amendment (the “Neurocrine Amendment”) to its Collaboration and License Agreement (the “Neurocrine Collaboration Agreement”) with Neurocrine Biosciences, Inc. (“Neurocrine”) for the research, development and commercialization of AAV-based gene therapy products.

In January 2019, the Company entered into the Neurocrine Collaboration Agreement for the research, development and commercialization of four programs of the Company’s programs, including its Parkinson’s disease program, which includes the candidate VY-AADC (the “AADC Program”), its Friedreich’s ataxia program (the “Friedreich’s Ataxia Program”), and two additional programs (the “Discovery Programs”).  The Neurocrine Collaboration Agreement became effective on March 11, 2019 (the “Neurocrine Effective Date”).  Under the terms of the Neurocrine Collaboration Agreement for the Friedreich’s Ataxia Program, Neurocrine agreed to fund the development through the Phase 1 clinical trial of VY-FXN01, and following the data readout of that Phase 1 trial, the Company has the option to either: (1) co-commercialize VY-FXN01 with Neurocrine in the United States under a 60/40 cost- and profit-sharing arrangement and earn milestone payments and royalties based on sales outside the United States, or (2) grant Neurocrine full worldwide commercial rights in exchange for milestone payments and royalties based on global sales, subject in each case to Sanofi Genzyme’s prior option to commercialize the Friedreich’s Ataxia Program in countries outside the United States.

In connection with the Termination Agreement and the termination of Sanofi Genzyme’s unexercised option to the FA Collaboration Program pursuant thereto, the Company and Neurocrine have agreed to memorialize the expansion of the applicable territory covered by the parties’ collaboration on the Friedreich’s Ataxia Program (the “Neurocrine FA Collaboration”), including the exclusive, royalty-bearing, non-transferable, sublicensable licenses to certain of the Company’s intellectual property rights granted to Neurocrine pursuant to the Neurocrine Collaboration Agreement for the research, development, and commercialization of gene therapy products under the Neurocrine FA Collaboration.  Pursuant to the Neurocrine Amendment, subject to the rights retained by the

Company under the Neurocrine Collaboration Agreement, the Neurocrine FA Collaboration is now on a worldwide basis.

In consideration of the Neurocrine Amendment and the Company’s grant of worldwide rights to Neurocrine under the Neurocrine FA Collaboration Program, Neurocrine has agreed to pay the Company an upfront payment of $5.0 million within five business days after the effectiveness of the Termination Agreement (the “Amendment Effective Time”), provided that the Amendment Effective Time occurs no later than July 31, 2019 or such other mutually agreed date.  This payment partially offsets the $10.0 million upfront payment from the Company to Sanofi Genzyme under the terms of the Termination Agreement, as described above.

The foregoing description of Neurocrine Amendment is qualified in its entirety by reference to the complete text of the Neurocrine Amendment, a copy of which the Company expects to file with the SEC as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: June 17, 2019	By:	/s/ Allison Dorval
Allison Dorval
Chief Financial Officer (Principal Financial and Accounting Officer)